Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________

                                    Form S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                _________________

               The Seagram Company Ltd.--La Compagnie Seagram Ltee
             (Exact name of Registrant as specified in its charter)

                Canada                              None
   (State or other jurisdiction of            (I.R.S. Employer
    incorporation or organization)         Identification Number)
                                1430 Peel Street
                        Montreal, Quebec, Canada H3A 1S9
    (Address, including zip code, of Registrant's principal executive office)

               The Seagram Company Ltd. 1996 Stock Incentive Plan

         The Seagram Company Ltd. Stock Plan for Non-Employee Directors

             Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Universal Employees

             Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - UNI Employees

             Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Spencer Employees

          Retirement Savings and Investment Plan for Union Employees of
                  Joseph E. Seagram & Sons, Inc. and Affiliates

          Retirement Savings and Investment Plan for Union Employees of
                     Tropicana Products, Inc. and Affiliates
                            (Full title of the Plans)
                              ____________________

                              Robert W. Matschullat
                         Joseph E. Seagram & Sons, Inc.
                                375 Park Avenue
                            New York, New York 10152
                                 (212) 572-7000
 (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service and authorized representative of Registrant in the United States)
                              ____________________
                                   Copies to:
                           George R. Krouse, Jr, Esq.
                              Sarah E. Cogan, Esq.
                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017
                              ____________________

                         CALCULATION OF REGISTRATION FEE
                                    Proposed
                                     Maximum        Proposed
    Title of                        Offering        Maximum        Amount of
 Securities to      Amount to         Price        Aggregate     Registration
 be Registered    be Registered   Per Share(1)   Offering Price     Fee(1)

Common shares
without
nominal or          25,000,000
par value           shares(2)       $40.6875     $1,017,187,500   $308,238.64

(1) Pursuant to Rule 457 under the Securities Act of 1933 the proposed maximum offering price per share and the registration fee relating to the common shares being registered have been based on the average of the high and low prices of the common shares reported on the New York Stock Exchange Composite Tape on December 24, 1996.
(2) There is also being registered hereunder such additional undetermined amount of common shares as may be needed as a result of stock dividends, stock splits or other similar adjustments of the outstanding common shares.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

                                     PART I

Item 1.   Plan Information.
     Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information. Not required to be filed with this Registration Statement.


                                    PART II

Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission by The Seagram Company Ltd. (the "Company") are hereby incorporated in this Registration Statement by reference:
        (1) The Company's Transition Report on Form 10-K for the transition period ended June 30, 1996.
        (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 30, 1996.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 124, Subsections (1) through (4), of the Canada Business Corporations Act (the "Act") provides as follows:

        "124. Indemnification.--(1) Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate, if

          (a) he acted honestly and in good faith with a view to the best interests of the corporation; and

          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

        (2) Indemnification in derivative actions.--A corporation may with the approval of a court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in paragraphs (1)(a) and (b).

        (3) Indemnity as of right.--Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

          (a) was substantially successful on the merits in his defence of the action or proceeding; and

          (b)   fulfills the conditions set out in paragraphs (1)(a) and (b).

        (4) Directors' and officers' insurance.--A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by him

          (a) in his capacity as a director or officer of the corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation, or

          (b) in his capacity as director or officer of another body corporate where he acts or acted in that capacity at the corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate."

     Sections 7.02 and 7.03 of the General By-Laws of the Company provide as follows:

        "Section 7.02--Indemnity. Without in any manner derogating from or limiting the mandatory provisions of the Act but subject to the conditions contained therein, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if

          (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he has reasonable grounds for believing that his conduct was lawful.

        Section 7.03--Insurance. Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of the persons mentioned in Section 7.02, as the board may from time to time determine."

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The directors and officers of the Registrant are covered by insurance policies indemnifying against certain liabilities, including liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     4(a) Articles of Amalgamation dated February 1, 1995 between the Company and Centenary Distillers Ltd. (incorporated by reference to Exhibit 3(a) of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1995), as amended by Certificate and Articles of Amendment dated May 31, 1995 (incorporated by reference to Exhibit 3(a) of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1995)

     4(b) General By-Laws of the Corporation, as amended (incorporated by reference to Exhibit 3(b) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1996)

     4(c)    The Seagram Company Ltd. 1996 Stock Incentive Plan

     4(d)    The Seagram Company Ltd. Stock Plan for Non-Employee Directors

     4(e) Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates (applicable to the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Universal Employees, to the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - UNI Employees and to the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Spencer Employees)

     4(f) Trust Agreement dated as of October 1, 1994 between Joseph E. Seagram & Sons, Inc. and Continental Trust Company (incorporated by reference to Exhibit 4(d) of the Company's Registration Statement on Form S-8 (No. 33-99122)) (applicable to the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Universal Employees, to the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - UNI Employees and to the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Spencer Employees)

     4(g) Adoption Agreement effective January 1, 1997 between Joseph E. Seagram & Sons, Inc. and The Dreyfus Trust Company (applicable to the Retirement Savings and Investment Plan for Union Employees of Joseph E. Seagram & Sons, Inc. and Affiliates)

     4(h) Adoption Agreement effective January 1, 1997 between Tropicana Products, Inc and The Dreyfus Trust Company (applicable to the Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates)

     4(i) Trust Agreement (applicable to the Retirement Savings and Investment Plan for Union Employees of Joseph E. Seagram & Sons, Inc. and Affiliates and to the Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates)

     4(j) Defined Contribution Plan (applicable to the Retirement Savings and Investment Plan for Union Employees of Joseph E. Seagram & Sons, Inc. and Affiliates and to the Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates)

     5       Opinion of Goodman Phillips & Vineberg

     23(a)   Consent of Price Waterhouse, chartered accountants

     23(b)   Consent of Price Waterhouse LLP, independent accountants

     24      Power of Attorney

Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information set forth in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act (and each filing of each plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) That the Registrant will submit the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Universal Employees, the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - UNI Employees, the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Spencer Employees, the Retirement Savings and Investment Plan for Union Employees of Joseph E. Seagram & Sons, Inc. and Affiliates and the Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates, and will submit any amendment to such plans, to the Internal Revenue Service (the "IRS") in a timely manner and will make, all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, The Seagram Company Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 31st day of December, 1996.

THE SEAGRAM COMPANY LTD.
          (Registrant)

By                                     *
   ____________________________________________________________________________
                              Edgar Bronfman, Jr.
                     President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities at The Seagram Company Ltd. indicated on the 31st day of December, 1996.

Principal Executive Officer:

                           *                            Director, President
______________________________________________________  and Chief Executive
                 (Edgar Bronfman, Jr.)                  Officer

Principal Financial Officer and Agent for Service:

               /s/ Robert W. Matschullat                Director, Vice
______________________________________________________  Chairman and Chief
                (Robert W. Matschullat)                 Financial Officer

Principal Accounting Officer:

                 /s/ Edward Falkenberg                  Vice President and
______________________________________________________  Controller
                  (Edward Falkenberg)

Directors:

Edgar M. Bronfman*
Charles R. Bronfman*
Samuel Bronfman II*
Matthew W. Barrett*
Frank J. Biondi, Jr.*
William G. Davis*
Paul Desmarais*
Michele J. Hooper*
David L. Johnston*
E. Leo Kolber*
Marie-Josee Kravis*
C. Edward Medland*
Lew R. Wasserman*
John S. Weinberg*

     * By signing his name hereto, Daniel R. Paladino signs this Registration Statement on behalf of each of the persons indicated above pursuant to a power of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

By             /s/ Daniel R. Paladino
   ___________________________________________________
          (Daniel R. Paladino, Attorney-in-fact)

        Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 31st day of December, 1996.

RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES - UNIVERSAL EMPLOYEES


By                             /s/ John D. Borgia
   ___________________________________________________________________________
                       Member of Administrative Committee

RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES - UNI EMPLOYEES


By                             /s/ John D. Borgia
   ___________________________________________________________________________
                       Member of Administrative Committee

RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES - SPENCER EMPLOYEES


By                             /s/ John D. Borgia
   ___________________________________________________________________________
                       Member of Administrative Committee

        Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 31st day of December, 1996.

RETIREMENT SAVINGS AND INVESTMENT PLAN FOR UNION EMPLOYEES OF JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES

By                             /s/ John D. Borgia
   ___________________________________________________________________________
                              Member of Committee

        Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 31st day of December, 1996.

RETIREMENT SAVINGS AND INVESTMENT PLAN FOR UNION EMPLOYEES OF TROPICANA PRODUCTS, INC. AND AFFILIATES

By                            /s/ Terry K. Danahy
   ___________________________________________________________________________
                              Member of Committee

EXHIBIT INDEX

  Exhibit
  Number                     Description of Exhibit

     4(a) Articles of Amalgamation dated February 1, 1995 between the Company and Centenary Distillers Ltd. (incorporated by reference to Exhibit 3(a) of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1995), as amended by Certificate and Articles of Amendment dated May 31, 1995 (incorporated by reference to Exhibit 3(a) of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1995)

     4(b)    General By-Laws of the Corporation, as amended
             (incorporated by reference to Exhibit 3(b) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1996)

     4(c)    The Seagram Company Ltd. 1996 Stock Incentive Plan

     4(d)    The Seagram Company Ltd. Stock Plan for Non-Employee
             Directors

     4(e) Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates (applicable to the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Universal Employees, to the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - UNI Employees and to the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Spencer Employees)

     4(f) Trust Agreement dated as of October 1, 1994 between Joseph E. Seagram & Sons, Inc. and Continental Trust Company (incorporated by reference to Exhibit 4(d) of the Company's Registration Statement on Form S-8 (No. 33-99122)) (applicable to the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Universal Employees, to the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - UNI Employees and to the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates - Spencer Employees)

     4(g) Adoption Agreement effective January 1, 1997 between Joseph E. Seagram & Sons, Inc. and The Dreyfus Trust Company (applicable to the Retirement Savings and Investment Plan for Union Employees of Joseph E. Seagram & Sons, Inc. and Affiliates)

     4(h) Adoption Agreement effective January 1, 1997 between Tropicana Products, Inc and The Dreyfus Trust Company (applicable to the Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates)

     4(i) Trust Agreement (applicable to the Retirement Savings and Investment Plan for Union Employees of Joseph E. Seagram & Sons, Inc. and Affiliates and to the Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates)

     4(j) Defined Contribution Plan (applicable to the Retirement Savings and Investment Plan for Union Employees of Joseph E. Seagram & Sons, Inc. and Affiliates and to the Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates)


     5       Opinion of Goodman Phillips & Vineberg

     23(a)   Consent of Price Waterhouse, chartered accountants

     23(b) Consent of Price Waterhouse LLP, independent accountants

     24      Power of Attorney